NYSE American Approves
Evolve’s Plan to Regain Compliance

HOUSTON—(GLOBE NEWSWIRE)—February 23, 2023—Evolve Transition Infrastructure LP (NYSE American: SNMP) (“Evolve” or the “Partnership”) today announced that on February 21, 2023, the NYSE American LLC (“NYSE American” or the “Exchange”) notified the Partnership that it has accepted the Partnership’s plan to regain compliance with the Exchanges’ continued listing standards.
As previously disclosed, on December 6, 2022, Evolve received a deficiency letter from the Exchange stating that the Partnership was below compliance with the continued listing standards of the NYSE American Company Guide (the “Company Guide”), which requires Evolve to report partners’ capital of $2.0 million or more if it has also reported losses from continuing operations and/or net losses in two of its three most recent fiscal years (Section 1003(a)(i)) or to report partners’ capital of $4.0 million or more if it has also reported losses from continuing operations and/or net losses in three of its four most recent fiscal years (Section 1003(a)(ii)). On December 27, 2022, Evolve received an additional deficiency letter from the Exchange stating that the Partnership was not in compliance with the continued listing standards of the Company Guide which require the Partnership’s common units to sell above a low price per common unit, which the Exchange determined to be a 30-trading-day average of less than $0.20 per Common Unit (Section 1003(f)(v)).
Evolve submitted a compliance plan to the Exchange on January 5, 2023 advising the Exchange how the Partnership plans to regain compliance with the Exchange’s continued listing standards set forth in (i) Section 1003(f)(v) of the Company Guide by June 27, 2023, and (ii) Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide by June 6, 2024. Following discussions with the staff of the Exchange and subsequent updates to Evolve’s plan of compliance, Evolve received a letter from the Exchange on February 21, 2023 stating that Evolve’s compliance plan has been accepted and the Partnership has been granted a targeted completion date of June 6, 2024 to implement its plan and regain compliance.
If the Partnership is not in compliance with the continued listing standards by June 6, 2024, or if it does not make progress consistent with the plan during the plan period, the Exchange may initiate delisting proceedings as appropriate. The Partnership intends to regain compliance with the Exchange’s continued listings standards by such date; however, there is no assurance the Partnership will be able to accomplish this.
The Partnership remains subject to the Exchange’s additional deficiency letter dated December 27, 2022, stating that the NYSE American staff has determined that Evolve’s common units have been selling for a low price per common unit for a substantial period of time and, pursuant to Section 1003(f)(v) of the Company Guide, Evolve’s continued listing is predicated on it effecting a reverse split of its common units or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff of the Exchange have determined to be no later than June 27, 2023.
About the Partnership
Evolve Transition Infrastructure LP is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. Evolve owns natural gas gathering systems, pipelines and processing facilities in South Texas and continues to pursue energy transition infrastructure opportunities.
Additional Information
Additional information about Evolve can be found in Evolve’s documents on file with the United States Securities and Exchange Commission (“SEC”) which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.
Forward-Looking Statements
This press release contains “forward-looking statements,” which involve risks and uncertainties. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

PARTNERSHIP CONTACT
Charles C. Ward
Chief Financial Officer
ir@evolvetransition.com
(713) 800-9477